Exhibit 99

Marine Products Corporation

Announces a 50 Percent Increase to the

Regular Quarterly Cash Dividend

ATLANTA, January 27, 2016 - Marine Products Corporation (NYSE: MPX) announced today that its Board of Directors declared a 50 percent increase to the regular quarterly cash dividend from $0.04 per share to $0.06 per share payable March 10, 2016 to common stockholders of record at the close of business on February 10, 2016.

Marine Products Corporation (NYSE: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive, jet drive and outboard pleasure boats, and Robalo offshore sport fishing boats.  The Company continues to diversify its product lines through product innovation.  With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value.  For more information on Marine Products Corporation visit our website at www.marineproductscorp.com.

For information contact:

BEN M. PALMER

Chief Financial Officer

(404) 321-7910

irdept@marineproductscorp.com

JIM LANDERS

Vice President, Corporate Finance

(404) 321-2162

jlanders@marineproductscorp.com